UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2023

ORCHARD THERAPEUTICS PLC

(Exact name of Registrant as Specified in Its Charter)

England and Wales	001-38722	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Hammersmith Road

London W6 8PW

United Kingdom

(Address of Principal Executive Offices; Zip Code)

Registrant’s Telephone Number, Including Area Code: +44 (0) 203 808 8286

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value £0.10 per share	ORTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 6, 2023, Orchard Therapeutics plc (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Purchasers”), pursuant to which the Company agreed to sell to the Purchasers, in an unregistered offering (the “Private Placement”), up to an aggregate of (i) 99,166,900 shares, consisting of a combination of Ordinary Shares, nominal value £0.10 per share (“Ordinary Shares”) and Non-Voting Ordinary Shares, nominal value £0.10 per share (“Non-Voting Ordinary Shares” and together with the Ordinary Shares, “Shares”) and (ii) warrants to purchase an aggregate of 109,083,590 Ordinary Shares or Non-Voting Ordinary Shares (the “Warrants”).

The Private Placement consists of two closings. At each closing, the Shares will be sold in fixed combinations with the Warrants as units, with each Purchaser receiving one (1) Warrant to purchase eleven (11) Shares per ten (10) Shares purchased by such Purchaser.

The Company agreed to sell and issue in the initial closing of the Private Placement (i) 56,666,900 Shares and (ii) Warrants to purchase an aggregate of 62,333,590 Shares, at a purchase price of $6.00 per ten (10) Shares and accompanying Warrant. The initial closing of the Private Placement is anticipated to occur on March 10, 2023, subject to customary closing conditions. The initial closing is expected to follow the Company’s previously announced change to its American Depositary Shares (“ADSs”) to ordinary shares ratio from 1:1 to 1:10. The Company anticipates receiving gross proceeds of approximately $34.0 million from the initial closing of the Private Placement, before deducting fees to the placement agent and other offering expenses payable by the Company.

In addition, the Company agreed to sell and issue in the second closing of the Private Placement (i) 42,500,000 Shares and (ii) Warrants to purchase an aggregate of 46,750,000 Shares, at a purchase price of $8.00 per ten (10) Shares and accompanying Warrant. The second closing is conditioned upon (x) the Company’s announcement of its intention to file a biologics license application (“BLA”) submission following receipt of the minutes from the U.S. Food and Drug Administration (“FDA”) in connection with the Company’s pre-BLA (Type B) meeting for OTL-200, provided such minutes do not expressly advise the Company not to proceed with a BLA submission, and (y) receipt of Shareholder Approval (as defined below) (collectively, the “Second Closing Trigger”). The second closing is expected to occur on the fifth trading day after the Company notifies the Purchasers that the Second Closing Trigger has occurred and is subject to additional, customary closing conditions.

If the Second Closing Trigger occurs, the Company anticipates receiving gross proceeds of approximately $34.0 million from the second closing of the Private Placement, before deducting fees to the placement agent and other offering expenses payable by the Company.

The Purchase Agreement provides that no Purchaser shall purchase Ordinary Shares if such Purchaser, together with its affiliates, would beneficially own in excess of 19.99% of the number of voting Ordinary Shares (including Ordinary Shares that may be represented by the Company’s American Depositary Shares (“ADSs”)) outstanding (the “Shares Outstanding”) immediately after giving effect to such purchase. Purchasers of Non-Voting Ordinary shares will not have the right to redesignate any Non-Voting Ordinary Shares into Ordinary Shares if such Purchaser, together with its affiliates, would beneficially own in excess of 9.99% of the Shares Outstanding after giving effect to such redesignation; provided, however, that each holder of Non-Voting Ordinary Shares may increase or decrease such percentage by giving sixty-one (61) days’ notice to the Company, but not to any percentage in excess of 19.99%.

Each Warrant will have an exercise price equal to $1.10 per Share in the event the Vesting Event (as defined below) occurs on or prior to December 31, 2024 and $0.95 per Share in the event the Vesting Event occurs after December 31, 2024. The Warrants will be exercisable during the thirty (30) days following the Company’s announcement of receipt of marketing approval of its BLA with respect to OTL-200 for the treatment of metachromatic leukodystrophy in the U.S. (the “Vesting Event”); provided that exercise of any Warrant is conditioned upon the receipt of Shareholder Approval. Commencement of the thirty-day exercise period may be delayed as set forth in the Warrants in the event the Vesting Event occurs prior to Shareholder Approval. The Warrants will expire on March 10, 2026.

The Warrants to be issued in the Private Placement will provide that a holder of Warrants will not have the right to exercise any portion of its Warrant for Ordinary Shares if such holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99% (at the election of such holder) of the Shares Outstanding immediately after giving effect to such exercise; provided, however, that each holder may increase or decrease such percentage by giving sixty-one (61) days’ notice to the Company, but not to any percentage in excess of 19.99%. If the holder is not permitted to exercise a Warrant for Ordinary Shares due to the foregoing limitation, then the holder may exercise the Warrant for an equivalent number of Non-Voting Ordinary Shares. If there is no effective registration statement at the time of exercise, the Warrants may be exercised on cashless basis.

In connection with the Private Placement, the Company has agreed to hold a meeting of its shareholders no later than 120 days following the initial closing of the Private Placement to seek approval to give the Company’s directors authority under s551 Companies Act 2006 to issue the securities to be issued and sold in the second closing of the Private Placement and the Shares issuable upon exercise of the Warrants to be issued and sold in the Private Placement, and to disapply pre-emption rights in respect of such authority under s570 of the Companies Act 2006 (collectively, “Shareholder Approval”).

The Company expects to use the net proceeds from the Private Placement to support its growing commercial capabilities, including expanding its commercialization efforts of Libmeldy® in Europe, preparing for a potential BLA submission and approval for OTL-200 in the U.S., advancing its clinical and pre-clinical stage programs and servicing its existing outstanding debt, as well as for general corporate purposes.

Guggenheim Securities, LLC is acting as sole placement agent for the Private Placement.

The Company has agreed to file a resale registration statement with the U.S. Securities and Exchange Commission (the “SEC”) within sixty (60) days following the earliest of (i) the second closing of the Private Placement, (ii) the date, if any, on which the Company determines not to proceed with its BLA submission for OTL-200 and (iii) March 6, 2026, to register (i) the Ordinary Shares issued and sold in the Private Placement, which may be represented by ADSs, including the Ordinary Shares into which the Non-Voting Ordinary Shares may be redesignated and (ii) the Ordinary Shares issuable upon exercise of the Warrants issued and sold in the Private Placement, which may be represented by ADSs, including the Ordinary Shares into which the Non-Voting Ordinary Shares may be redesignated (collectively, the “Securities”).

The Company has also agreed, among other things, to indemnify the Purchasers, their partners, members, officers and directors, and each person who controls such Purchasers, from certain liabilities and to pay certain expenses incurred by the Company in connection with the registration of the Securities.

The Private Placement is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. The Purchasers have agreed to acquire the Ordinary Shares, Non-Voting Ordinary Shares and Warrants for investment only and not with a view to or for sale in connection with any distribution thereof.

The foregoing summaries of the Purchase Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to such agreements, copies of which are filed as Exhibits 10.1 and 4.1 to this Current Report on Form 8-K, respectively, and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01	Regulation FD Disclosure

On March 6, 2023, the Company issued a press release announcing the Private Placement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Forward-Looking Statements

This Form 8-K contains express or implied forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the satisfaction of closing conditions and the expected closings of the Private Placement; anticipated proceeds from the Private Placement and the use thereof; the Company’s plans to file a resale registration statement to register the resale of the shares to be issued and sold in the Private Placement and the issuance of the shares issuable upon exercise of the Warrants; the timing of the Company’s expected BLA submission for OTL-200; and the Company’s expectations relating to the occurrence and timing of the Vesting Event. The words “anticipate,” “expect,” “potential,” “intend,” “may,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including risks relating to the Company’s inability, or the inability of the Purchasers, to satisfy the conditions to the initial and/or second closing for the Private Placement, including the risk that the Company may not obtain Shareholder Approval; the risk that the Company is delayed in submitting a BLA with the FDA for OTL-200; the risk that OTL-200 is not approved by the FDA or that such approval is delayed; the risk that the Purchasers will not exercise the Warrants or that only a portion of the Warrants will be exercised; and the risks described under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K as well as the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, each of which is on file with the SEC, and risks described in other filings that the Company makes with the SEC in the future. Any forward-looking statements contained in this Form 8-K speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Form of Warrant.

10.1*	Securities Purchase Agreement dated March 6, 2023, by and among Orchard Therapeutics plc and the Purchasers named therein.

99.1	Press release dated March 6, 2023, furnished herewith.

104	Cover page interactive data file (embedded within the Inline XBRL document)

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHARD THERAPEUTICS PLC

Date: March 6, 2023	By:	/s/ Frank E. Thomas
Frank E. Thomas
President and Chief Operating Officer